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                                                                      EXHIBIT 11

            UNITED COMPANIES FINANCIAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE


                                                                  Three Months Ended March 31,
                                                             ------------------------------------
                                                                    1994             1993
                                                                -----------     ------------
                                                           (in thousands, except per share amounts)
Primary Earnings Per Share
- - --------------------------
        Income available to common shareholders:
        ----------------------------------------
        Income from continuing operations   . . . . . . . .     $   13,710      $       569
        Less: Loss from discontinued operations   . . . . .           -             (17,585)
                                                                -----------     ------------

        Total   . . . . . . . . . . . . . . . . . . . . . .     $   13,710      $   (17,016)
                                                                ===========     ============

        Weighted average number of common and
        common equivalent shares:
        --------------------------------------------
        Average common shares outstanding   . . . . . . . .         12,322            9,024
        Add: Dilutive effect of stock options after
                application of treasury stock method  . . .            773             -
                                                                -----------     ------------
                                                                    13,095            9,024
                                                                ===========     ============

        Earnings (loss) per share:
        --------------------------
        Income from continuing operations   . . . . . . . .     $     1.05      $       .06
        Loss from discontinued operations   . . . . . . . .           -               (1.95)
                                                                -----------     ------------

        Total   . . . . . . . . . . . . . . . . . . . . . .     $     1.05      $     (1.89)
                                                                ===========     ============

Fully Diluted Earnings Per Share
- - --------------------------------
        Income available to common shareholders:
        ----------------------------------------
        Income from continuing operations   . . . . . . . .     $   13,710      $       569
        Less: Loss from discontinued operations   . . . . .           -             (17,585)
                                                                -----------     ------------

        Total   . . . . . . . . . . . . . . . . . . . . . .     $   13,710      $   (17,016)
                                                                ===========     ============

        Weighted average number of common and
        all dilutive contingent shares:
        -----------------------------------------------
        Average common shares outstanding   . . . . . . . .         12,322            9,024
        Add: Dilutive effect of stock options after
                application of treasury stock method  . . .            773             -
                                                                -----------     ------------
                                                                    13,095            9,024
                                                                ===========     ============

        Earnings (loss) per share:
        --------------------------
        Income from continuing operations   . . . . . . . .     $     1.05      $       .06
        Loss from discontinued operations   . . . . . . . .           -               (1.95)
                                                                -----------     ------------

        Total   . . . . . . . . . . . . . . . . . . . . . .     $     1.05      $     (1.89)
                                                                ===========     ============





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